Exhibit 99.1

NF Energy’s New Board Makes Changes to Ticker Symbol and appoints New Chief Executive Officer; Intention to change its Name

SHENYANG, China, February 8, 2019 -- NF Energy Saving Corporation. (NASDAQ:BIMI) ("NF Energy" or the "Company") today reported, further to its press release on January 30, 2019, that the Board of Directors appointed Mr. Yongquan Bi, current director and interim chairman, as the Company’s Chairman of the Board, Chief Executive Officer and President.

The Company also changed its NASDAQ ticker symbol from “NFEC” to “BIMI” and announced its intention, subject to shareholder and regulatory approvals, to change its corporate name to BOQI International Medical Inc.

About NF Energy Saving Corporation

NF Energy Saving Corporation (NASDAQ:  BIMI) is a China-based provider of integrated energy conservation solutions utilizing energy-saving equipment, technical services and energy management re-engineering project operations to provide energy saving services to clients. The Company's customers are mainly concentrated in the electrical generation (large-scale thermal power generation, hydroelectric power, and nuclear power), water supply, and heat supply industries. The majority of revenues are from energy efficient flow control solutions including equipment and energy efficiency project services. For more information, visit http://www.nfenergy.com.

Safe Harbor Statement

The statements contained herein that are not historical facts are considered "forward-looking statements." Such forward-looking statements may be identified by, among other things, the use of forward-looking terminology such as "believes," "expects," "may," "will," "should," or "anticipates" or the negative thereof or other variations thereon or comparable terminology, or by discussions of strategy that involve risks and uncertainties. In particular, statements regarding the efficacy of investment in research and development are examples of such forward-looking statements. The forward-looking statements include risks and uncertainties, including, but not limited to, the effect of political, economic, and market conditions and geopolitical events; legislative and regulatory changes that affect our business; the availability of funds and working capital; the actions and initiatives of current and potential competitors; investor sentiment; and our reputation. We do not undertake any responsibility to publicly release any revisions to these forward-looking statements to take into account events or circumstances that occur after the date of this report. Additionally, we do not undertake any responsibility to update you on the occurrence of any unanticipated events, which may cause actual results to differ from those expressed or implied by any forward-looking statements. The factors discussed herein are expressed from time to time in our filings with the Securities and Exchange Commission available at http://www.sec.gov.

For more information contact:

Xiaoyu Li

Xiaoyu.li.ch@hotmail.com

+86 13304110519